FORM 10-K - ITEM 14(a)(1) & (2)

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL

STATEMENT SCHEDULE



	REPORTS OF INDEPENDENT  AUDITORS.............................  F-2

	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1996.  F-4

	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
	YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995.../.............  F-6

	CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
	EQUITY FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995..  F-7

	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
	YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995.................  F-8


	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-10


THE FOLLOWING FINANCIAL STATEMENT SCHEDULE IS INCLUDED IN ITEM 14(d):


		II - VALUATION AND QUALIFYING ACCOUNTS..................  S-1


All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

REPORT OF INDEPENDENT AUDITORS


Stockholders and Board of Directors
Orbit International Corp.


We have audited the accompanying consolidated balance sheets of Orbit International Corp. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. Our audits also included the financial statement schedule listed in the Index at Item 14(a) for the years ended December 31, 1997 and 1996. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Orbit International Corp. and subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein for the years ended December 31, 1997 and 1996.

We also audited the adjustments described in Note B that were applied to restate the 1995 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied.


                                              Ernst & Young LLP


New York, New York
March 5, 1998

REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Orbit International Corp.
Hauppauge, New York

	We have audited the accompanying consolidated statement of operations, changes in stockholders' equity, and cash flows and
Schedule II, of Orbit International Corp., for the year ended December 31, 1995 prior to their restatement for the adjustments described in Note B to the 1997 consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

	We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

	In our opinion, the financial statements described above present fairly, in all material respects, the consolidated results of operations and the consolidated cash flows of Orbit International Corp. and subsidiaries for the year ended December 31, 1995 prior to their restatement for the adjustments described in Note B to the 1997 consolidated financial statements in conformity with generally accepted accounting principles. Further, it is our opinion that the schedule referred to above presents fairly, in all material respects, the information set forth therein, in compliance with the applicable accounting regulation of the Securities and Exchange Commission.

Richard A. Eisner & Company, LLP


New York, New York
March 21, 1996

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS



										    December 31,
                                                  1997            1996

ASSETS


Current assets:

 Cash and cash equivalents..............	$ 1,096,000     $   927,000
 Investments in marketable securities...	  2,004,000		782,000
 Accounts receivable (less allowance for
  doubtful accounts of $203,000 (1997)
  and $150,000 (1996))..................	  3,045,000       3,114,000
 Inventories............................	  6,319,000       6,657,000
 Restricted investments, related to
  discontinued operations...............	    451,000       2,453,000
 Assets held for sale, net..............	    265,000         712,000
 Other current assets...................	    304,000         246,000

   Total current assets.................	 13,484,000	  14,891,000

Property, plant and equipment - at cost
 less accumulated depreciation and
 amortization...........................	  2,342,000       2,347,000
Excess of cost over the fair value of
 assets acquired (less accumulated
 amortization of $157,000(1997) and
 $85,000 (1996)......................... 	  1,251,000	   1,019,000
Investments in marketable securities....	    470,000       1,150,000
Other assets............................         352,000         524,000


TOTAL ASSETS............................	$17,899,000     $19,931,000












 See accompanying notes.

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
  (continued)

 									         December 31,
                                                  1997            1996

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:

 Current portion of long-term obligations..	$ 1,624,000	$  1,656,000
 Accounts payable..........................    1,086,000         940,000
 Accrued expenses..........................	  2,114,000       2,545,000
 Notes payable.............................	     97,000		 65,000
 Accounts payable, accrued expenses and
  reserves applicable to discontinued
  operations...............................	    900,000       2,636,000
 Due to factor.............................	    260,000         852,000

   Total current liabilities...............    6,081,000       8,694,000

Long-term obligations, less current
 portion...................................    3,667,000       4,667,000
Accounts payable, accrued expenses and
 reserves applicable to discontinued
 operations, less current portion..........      864,000       1,424,000
   Total liabilities.......................   10,612,000      14,785,000

Commitments and contingencies


STOCKHOLDERS' EQUITY


Common stock - $.10 par value..............      909,000         907,000
Additional paid-in capital.................   23,538,000      23,518,000
Accumulated deficit........................   (7,477,000)     (9,515,000)
Treasury stock, at cost....................   (9,588,000)     (9,588,000)
Deferred compensation......................      (97,000)       (174,000)
Unrealized gain (loss)on marketable
 securities................................	      2,000          (2,000)
  Total stockholders' equity...............    7,287,000       5,146,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.  $17,899,000     $19,931,000



See accompanying notes.

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

					    				Year Ended December 31,

								1997	        	1996	      	1995
Net sales.......................... $17,626,000	$16,971,000	$11,763,000

Cost of sales......................  10,023,000     9,361,000      6,529,000

Gross profit.......................   7,603,000     7,610,000      5,234,000

Selling, general and
 administrative expenses...........   5,596,000     5,501,000      5,274,000
Interest expense...................     253,000       118,000        236,000
Investment and other income........    (284,000)   (1,320,000)    (2,614,000)

Income from continuing operations
 before income taxes...............   2,038,000     3,311,000	  2,338,000

Tax benefit........................        -             -          (153,000)

Income from continuing
 operations........................   2,038,000     3,311,000	  2,491,000


Discontinued operations:
  Loss from operations.............        -       (4,200,000)	(24,744,000)
  Loss from disposal...............        -       (4,600,000)		  -    .


NET INCOME(LOSS)................... $ 2,038,000   $(5,489,000)  $(22,253,000)



Income (loss) per common share:

Income from continuing operations:
   Basic...........................      $  .34       $   .56        $   .42
   Diluted.........................      $  .30       $   .53        $   .42

(Loss) from discontinued operations:
   Basic...........................         -         $ (1.48)       $ (4.20)
   Diluted.........................         -         $ (1.42)       $ (4.17)

NET INCOME(LOSS):
   Basic...........................     $   .34       $  (.92)       $ (3.78)
   Diluted.........................     $   .30       $  (.89)       $ (3.75)

See accompanying notes.

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES










CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY






















          Common Stock









       25,000,000 Shares






    Unrealized


          Authorized           .


        Treasury Stock         .


Gain



Number of

Additional
Retained
Number


Cumulative
 (Loss)  on



Shares

Paid-in
Earnings
of

Deferred
Translation
Marketable



Issued
Amount
Capital
(Deficit)
Shares
Amount
Compensation
Adjustment
Securities
Total














Balance - December 31, 1994 . . . . . . . . .
    8,771,000
  $    877,000
 $ 23,170,000
  $18,227,000
  (2,844,000)
    $ (9,520,000)
 $  (148,000)
 $(1,343,000)
$ -
 $    31,263,000

Purchase of treasury stock . . . . . . . . . . .




       (41,000)
           (68,000)



           (68,000)

Deferred compensation earned. . . . . . . . . .






       148,000


            148,000

Compensation attributable to stock options


        115,000






            115,000

Foreign currency translation adjustment. .







       113,000

            113,000

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .
                    .
                    .
                      .
  (22,253,000)
                       .
                          .
                    .
                    .
                    .
    (22,253,000)













Balance - December 31, 1995 . . . . . . . . .

    8,771,000
       877,000
   23,285,000
    (4,026,000)
  (2,885,000)
      (9,588,000)
-
 (1,230,000)
-
         9,318,000

Issuance of compensatory stock . . . . . . .
       300,000
         30,000
        233,000



    (233,000)


              30,000

Deferred compensation earned. . . . . . . . . .






         59,000


              59,000

Write-off of foreign currency translation











  adjustment, included in discontinued











  operations . . . . . . . . . . . . . . . . . . . . . . . .







     1,230,000

         1,230,000

Marketable securities valuation adjustment








        (2,000)
             (2,000)

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .
                    .
                    .
                      .
    (5,489,000)
                      .
                         .
                    .
                    .
                    .
      (5,489,000)














Balance - December 31, 1996

     9,071,000


      907,000

  23,518,000

   (9,515,000)

  (2,885,000)

    (9,588,000)

   (174,000)

         -        .

       (2,000)

         5,146,000

Deferred compensation earned. . . . . . . . . .






         77,000


              77,000

Exercises of stock options. . . . . . . . . . . .
22,000
2,000
20,000






              22,000

Marketable securities valuation adjustment








           4,000
                4,000

Net income. . . . . . . . . . . . . . . . . . . . . . . . .

________
_______
__________
      2,038,000
_________
__________
________
________
________
         2,038,000

 Balance-December 31, 1997
9,093,000
$909,000
$23,538,000
$(7,477,000)
(2,885,000)
$(9,588,000)
$(97,000)
$       -        .
         $2,000
       $7,287,000
































































See
accompanying notes.

              F - 7













ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES





CONSOLIDATED STATEMENTS OF CASH FLOWS













Year Ended December 31,




                     1997
               1996
             1995

Cash flows from operating activities:




  Net income (loss)............................................................................................
                       $2,038,000
$      (5,489,000)
$           (22,253,000)

  Adjustments to reconcile net income (loss) to net cash provided by operating activities:




    Inventory reserves.........................................................................................


                   4,500,000

    Deferred compensation.................................................................................


                      801,000

    Provision for doubtful accounts.....................................................................
                              53,000

                      798,000

    Depreciation and amortization.......................................................................
                            143,000
                         122,000
                      398,000

    Write-off of intangible assets........................................................................


                   9,780,000

    Amortization and write-off of goodwill............................................................
                              72,000
                         919,000
                        58,000

    Compensatory issuance of stock and options...............................................
                              77,000
                           59,000
                      262,000

    Gain on sales of marketable securities.........................................................


(173,000)

    Change in value of marketable securities......................................................


(222,000)

    Imputed interest on acquisition note..............................................................


                      213,000

    Purchases of marketable securities .............................................................


(24,229,000)

    Proceeds of sales of marketable securities...................................................


                 25,710,000

    Gain on sale of fixed assets..........................................................................


(79,000)

    Deferred tax asset.........................................................................................
                       (1,260,000)



    Write-off of fixed assets................................................................................


                       144,000

    Write-off of foreign currency translation.......................................................

                      1,230,000


    (Loss) on disposal of discontinued operations..............................................

                      4,600,000


    Changes in operating assets and liabilities, excluding effect of acquisitions:




      Accounts receivable....................................................................................
                              16,000
(2,992,000)
                   3,729,000

       Inventories.................................................................................................
                            338,000
                         914,000
                   3,465,000

      Other current assets...................................................................................
(58,000)
                         985,000
(4,000)

      Other assets...............................................................................................
(132,000)
(268,000)


      Accounts payable........................................................................................
                            146,000
                         655,000
                      165,000

      Accrued expenses......................................................................................
(431,000)
(395,000)
                   1,881,000

      Income taxes payable.................................................................................


(245,000)

      Assets held for sale, net..............................................................................
                            447,000
                      1,473,000


      Accounts payable, accrued expenses and
        reserves applicable to discontinued operations......... (2,296,000)



      Other long term liabilities..............................      3,000


      Net cash provided by operating activities................    413,000
1,816,000
4,699,000

Cash flows from investing activities:




 Purchases of marketable securities............................  (4,899,000)
(17,765,000)


 Proceeds of sales of marketable securities...................    6,363,000
29,237,000


 Purchase of property, plant and equipment....................
( 51,000)
(170,000)
(455,000)

 Proceeds on sale of property, plant and equipment.........................................


                      216,000

 Puchase of net assets of acquired company...................................................
________
                   (3,779,000)
_______

       Net cash provided by (used in) investing activities.....................................
                         1,413,000
                      7,523,000
(239,000)































F - 8






ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)











Year Ended December 31,









          1997

1996

1995


Cash flows from financing activities:




 Repayments of debt.........................................................................................
(1,203,000)
(1,956,000)
(7,079,000)

 Proceeds from debt..........................................................................................
                            116,000
2,482,000
395,000






 Increase (decrease) in due to factor.................................................................
(592,000)
(11,242,000)
           3,754,000

 Proceeds from exercise of stock options.........................................................
                              22,000



 Purchase of treasury stock..............................................................................


(68,000)

 Proceeds from issuance of performance shares.............................................
___________
                  30,000
_________

       Net cash (used in) financing activities.......................................................
(1,657,000)
(10,686,000)
(2,998,000)

Effect of exchange rate changes on cash.........................................................
_____-____
______-____
(3,000)






NET  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......
                            169,000
(1,347,000)
         1,459,000

Cash and cash equivalents - beginning of year.................................................
                            927,000
            2,274,000
           815,000






CASH AND CASH EQUIVALENTS - END OF YEAR.....................................
                       $1,096,000
              $927,000
       $2,274,000
























Supplemental disclosures of cash flow information:


Year Ended December 31,

                                  1997             1996            1995
     [1]  Cash paid for:

             Interest....   $497,000	          $1,806,000      $2,994,000

             Income taxes -
              net of refund
              of $115,000
              (1995).....   $   -              $     -         $  (85,000)


     [2] The Company acquired fixed assets of $87,000 in the year ended December 31, 1997 pursuant to a capital lease obligation.





                           See accompanying notes.


F-9



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1997

(NOTE A) - Organization, Business and Summary of Significant Accounting
Policies:

	Organization and Business

	The consolidated financial statements include the accounts of Orbit International Corp. and its wholly-owned subsidiaries
(collectively, the "Company"). All significant intercompany transactions have been eliminated in consolidation.

	The Company has two reportable segments: (a) the Orbit Instrument division (Electronics Segment) is engaged in the design, manufacture and sale of customized electronic components and subsystems, and (b)the Behlman Electronics subsidiary (Power Units Segment)is engaged in the design and manufacture of distortion free commercial power units, power conversion devices and electronic devices for measurement and display. The Company discontinued its operations in the apparel business in 1996 (see Note B).

Summary of Significant Accounting Policies

	Cash Equivalents

	For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

	Inventories

	Inventories are valued at the lower of cost (first-in, first-out basis) or market.

	Property, Plant and Equipment

	Property, plant and equipment is stated at cost. Depreciation and amortization of the respective assets are computed using the straight-line method over their estimated useful lives ranging from 8 years to 40 years. Leasehold improvements are amortized using the straight-line method over the remaining life of the lease or the life of the improvement, whichever is less.

	Intangible Assets

	Excess of cost over the fair value of net assets acquired is being amortized on a straight-line basis over fifteen years.

(continued)

F-10

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE A) - Organization, Business and Summary of Significant Accounting
Policies: (continued)

	Investments In Marketable Securities

	The Company classifies its investments in marketable securities as held-to-maturity, available for sale, or trading. The Company classified all of its securities as trading securities until December
30, 1995 when it transferred all of its securities from trading securities to available-for-sale securities.

	Available-for-sale securities are carried at fair value, with the unrealized gains and losses, reported in a separate component of stockholders' equity. The amortized cost of marketable debt securities in this category is adjusted for amortization of premiums and accretions of discounts to maturity. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method.
Interest and dividends on securities are included in investment income.

	Revenue Recognition

	Substantially all of the Company's revenues are recognized from the sale of tangible products. The Company records sales upon delivery of the units under its manufacturing contracts. The Company also records revenue from engineering services which is included in product line sales. Such revenue, which is not material, is recorded upon completion of performance under certain engineering contracts.

	Orbit earned a one-time royalty payment from a former affiliate pursuant to a Stock Purchase Agreement executed in November 1991, which was realized partially in fiscal year 1996 and partially in fiscal year 1995. Such amounts have been included in Investment and other income in the accompanying Consolidated Statements of Operations.

	Income (Loss) Per Common Share

	In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.
(continued)
F-11

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE A) - Organization, Business and Summary of Significant Accounting
Policies: (continued)

	Foreign Currency

	Assets and liabilities of the Company's discontinued Canadian apparel operations are translated at the foreign currency exchange rate in effect at the balance sheet date. Results of operations are translated using weighted average exchange rates during the period. Stockholders' equity accounts are translated at historical exchange rates. Prior to the discontinuance of such operations, the accumulated gains and losses resulting from the translation of foreign currency financial statements were included in a separate component of stockholders' equity.

	Cumulative translation adjustments have been written-off as part of the loss on disposal of discontinued operations during the year ended December 31, 1996.

	Accounting Estimates

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the financial statements and accompany notes. Actual results could differ from those estimates.

	Long-Lived Assets

	When impairment indicators are present, the Company reviews the carrying value of its long-lived assets in determining the ultimate recoverability of their unamortized values using future undiscounted cash flow analyses. (See Note B - Discontinued Operations for impairment losses recorded in 1996 and 1995).

	Stock Based Compensation

	The Company has elected to continue to follow Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to
Employees" ("APB 25") and related Interpretations in accounting for its stock options.






(continued)

F-12

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE A) - Organization, Business and Summary of Significant Accounting
Policies: (continued)

	Fair Value of Financial Instruments

	The book values of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values principally because of the short-term maturities of these instruments.
The fair value of the Company's long-term obligations is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method, the Company's fair value of long-term obligations was not significantly different than the stated value at December 31, 1997 and 1996.

	Segment Disclosures

	As of December 31, 1997, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("Statement 131"). Statement 131 superseded FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of Statement 131 did not affect results of operations or financial position (see Note N).

	Research and Development Expenses

	The Company has incurred approximately $795,000, $710,000 and $420,000 of research and development expenses for the years ended December 31, 1997, 1996 and 1995, respectively. Such expenses have been included in selling, general and administrative expenses for the respective years.

(NOTE B) - Discontinued Operations:

	On August 6, 1996, the Board of Directors of the Company adopted a plan to dispose of its U.S. and Canadian apparel operations. The
Company estimated the loss on the discontinuance to be approximately $8,800,000, including approximately $4,200,000 of operating losses and approximately $4,600,000 of estimated losses on the disposal of the operations.


(continued)
F-13
ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE B) - Discontinued Operations: (continued)

	In the fourth quarter of 1996, the Company entered into a three-year license agreement with a third party pursuant to which the Company granted the right to manufacture and sell ladies apparel under the "East/West" trademark in the U.S. and Canada. The Company has otherwise ceased operations of the East/West division and the Company's East End Apparel Group, Ltd. subsidiary. Accordingly, the Company completed the disposal of its U.S. Apparel operations in December 1996.

	Pursuant to the Company's plans to dispose of its U.S. and Canadian apparel operations, it recorded an impairment loss of $793,000 related to the Canadian apparel operations in 1996. In 1995, management, in its continuing review of operations, wrote off all of the goodwill relating to its East/West Division upon determining that cash flows from future operations of the Division would not be sufficient to support any carrying amount of goodwill and accordingly recorded a write down of $13,216,000.

	The Canadian apparel operations had been operated through the Company's three wholly-owned subsidiaries in Canada; Canada Classique ("Classique"), Winnipeg Leather (1991) Inc. ("Winnipeg Leather") and Symax Garment Co. (1993) Ltd. ("Symax"). On March 12, 1997, the Company commenced bankruptcy proceedings against Classique and Winnipeg Leather. Classique and Winnipeg Leather are now in Bankruptcy and Orbit appointed a receiver and manager for the purpose of liquidating their assets. All assets have been sold and the proceeds from the sale of such assets were used to pay down the outstanding obligations to its secured lender. Consequently, all operations of the Canadian apparel operations were terminated in 1997. On March 7, 1997, substantially all of the assets of Symax, which manufactured and sold private label men's outerwear in Vancouver, British Columbia, Canada, were sold to a third-party.

	Amounts previously reported for the apparel segments in 1996 and
1995 have been restated to give effect to recording of the discontinued operations in the accompanying consolidated statements of operations.
The operating results of the discontinued operations are summarized as follows:
                                           Year Ended December 31,
						     	   1996		    1995

Sales				              $26,235,000	$46,471,000
Loss before tax benefit      	   	     (8,800,000)   	(24,755,000)
Tax benefit			    		                         11,000
Net loss 				    	          (8,800,000)   	(24,744,000)
Net loss per common share:
  Basic  				                   $(1.48)	     $(4.20)
  Diluted            	    	              $(1.42)         $(4.17)
(continued)
F-14

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE B) - Discontinued Operations: (continued)

	At December 31, 1997 and 1996, the assets of the discontinued operations consist primarily of accounts receivable and inventories and liabilities consist of accounts payable, accrued expenses and other reserves.

(NOTE C) - Acquisition:

	On February 6, 1996, the Company, through a wholly-owned subsidiary acquired certain assets subject to certain liabilities of Astrosystems, Inc. and Behlman Electronics, Inc. (collectively, "Behlman"). The assets are primarily used in the business of manufacturing and selling various power supply and power source products. The transaction was partially financed pursuant to a bridge loan in the amount of $500,000 from the Company's primary lender which was replaced by a term loan and revolving credit facility (See Note G).

	The operations of Behlman have been included in the consolidated financial statements from February 6, 1996. Had the acquisition been made on January 1, 1995 (unaudited) proforma sales, income and earnings per share from continuing operations would have been $20,635,000, $1,734,000 and $.29 per share respectively, for the year ended December 31, 1995

	The fair value of the net assets as of the date of acquisition, as adjusted, is as follows:

          Inventory                      $ 2,256,000
          Property, plant and equipment      115,000
          Excess of cost over the fair
            value of assets acquired       1,408,000

                                         $ 3,779,000
(NOTE D) - Inventories:

	Inventories consist of the following:

                                                   December 31,
									 1997              1996

			Raw materials. . . . . . $2,262,000          $ 2,332,000
			Work in process. . . . .  4,057,000            4,325,000
					               $6,319,000          $ 6,657,000



(continued)
F-15



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE E) - Property, Plant and Equipment:

	Property, plant and equipment are as follows:

									 	   December 31,
									   1997              1996

	Land and building. . . . . . . . . .   $2,688,000      $ 2,688,000
	Building and leasehold improvements.      288,000          279,000
	Machinery and equipment. . . . . . .    1,079,000        1,053,000
	Furniture and fixtures . . . . . . .      515,000          413,000
					                    4,570,000        4,433,000
	Accumulated depreciation
	  and amortization . . . . . . . . .    2,228,000        2,086,000

                   $2,342,000      $ 2,347,000



(NOTE F) - Available-For-Sale Securities:

 	The following is a summary of available-for-sale securities:

					                  December 31, 1997
							      	          Estimated
								                 Fair
					              Cost       	  Value

U.S. Treasury bills............       $2,455,000	 	$2,455,000
Corporate debt securities......          468,000	        470,000

                       	              2,923,000        2,925,000
Restricted value of portfolio
  used to collateralize credit
  facility ...................           451,000	    	   451,000

Balance of securities
  portfolio...................        $2,472,000	     $2,474,000








(continued)

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE F) - Available-For-Sale Securities: (continued)


                                          December 31, 1996

								               Estimated
								                 Fair
					              Cost		       Value

U.S. Treasury bills...........       $ 3,235,000	    $ 3,235,000
Debt securities issued by
  government agencies.........	        5,000	          5,000
Corporate debt securities.....	    1,147,000	      1,145,000
                               	    4,387,000        4,385,000


Restricted value of portfolio
  used to collateralize credit
  facility ...................	    2,453,000	      2,453,000
Balance of securities
  portfolio...................        $1,934,000	     $1,932,000

	Under the terms of certain credit facilities, the Company's investment portfolio and certain cash balances must be maintained at a minimum collateral value. At December 31, 1997 and 1996, such collateral requirement amounted to approximately $451,000 and $2,453,000, respectively.

	The amortized cost and estimated fair value of marketable debt securities at December 31, 1997 and 1996 by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to repay obligations without prepayment penalties.
										December 31, 1997

											Estimated Fair
								       Cost	        Value

Due in one year or less...............		$2,455,000     $2,455,000
Due after one year through three years           15,000         15,000
Due after three years ................		   453,000	   455,000
									 2,923,000	 2,925,000
Restricted value of portfolio used to
  collateralize credit facilities.....		   451,000	   451,000

									$2,472,000	$2,474,000

(continued)

	ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE F) - Available-For-Sale Securities: (continued)

										December 31, 1996

											  Estimated Fair
								       Cost		  Value

Due in one year or less...............	    $ 3,235,000	$ 3,235,000
Due after three years.................	      1,152,000	  1,150,000
									 4,387,000	  4,385,000

Restricted value of portfolio used to
  collateralize credit facilities.....	      2,453,000	  2,453,000

								    $ 1,934,000	$ 1,932,000


(NOTE G) - Debt:

	Long-term obligations consist of the following:
										   December 31,
										1997		    1996


Term loan - collateralized by certain real
  estate of the Company, interest at prime
  (8.50% at December 31, 1997) plus 1.5%,
  payable in monthly installments of $56,000
  through June 1999........................... $1,000,000    $1,667,000

Promissory note payable to the sellers of the East/
  West division - noninterest bearing, imputed
  interest at 6%, payable $250,000 in 1997 and
  20 quarterly installments of $42,500, including
  interest, commencing March 31, 2002........    850,000     1,100,000










(continued)

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE G) - Debt: (continued)
		                                           December 31,
									     1997		    1996


Note due to the estate of the former principal
  officer, non-interest bearing, payable in
  monthly installments through 1998
 (See Note P)..............................       289,000       356,000

Capitalized lease obligation - collateralized by
  certain computer software, payable in monthly
  installments of $1,804 and interest at 10%...    87,000

Term loan - collateralized by accounts receivable
  and inventories, interest at prime (8.50% at
  December 31, 1997) plus 1%, payable in monthly
  installments of $54,000 commencing October 1997,
  with a final payment of approximately $1,343,000
  in September 2000.........................     3,065,000 	  3,200,000
									    5,291,000    6,323,000

Less current portion........................     1,624,000    1,656,000


                                                $3,667,000   $4,667,000


		Payments due on the Company's long-term debt at December 31, 1997 are as follows:

					                         Year Ending
					                         December 31,

					1998.................	$ 1,624,000
					1999.................      1,001,000
					2000.................	  1,794,000
					2001.................	     22,000
                         2002.................        170,000
                         Thereafter...........        680,000

										$ 5,291,000


(continued)

ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE G) - Debt: (continued)

	Short-term notes payable aggregated $97,000 and $65,000 at December 31, 1997 and 1996, respectively. This is in connection with the Company's revolving line of credit which bears interest at prime (8.50% at December 31, 1997) plus 1%.

	Under the various debt agreements, the Company must comply with certain covenants which require it to maintain minimum levels of working capital, minimum levels of debt to equity and tangible net worth at all times, all as defined. The Company is also precluded from declaring and paying dividends without the consent of such lender.

(NOTE H) - Stock Based Compensation Plans:

	The alternative fair value accounting provided for under Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

	The Company has stock option plans which provide for the granting of non-qualified or incentive stock options to officers and key employees and non-employee directors. The plans authorize granting of up to 1,500,000 shares to officers and key employees and 150,000 shares to non-employee directors, respectively, of the Company's common stock at the market value on the date of such grants. All options are exercisable at times as determined by the Board of Directors not to exceed ten years from the date of grant.

	Pro forma information regarding net income (loss) and net income
(loss) per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions for the years ended December 31, 1997, 1996 and 1995: risk-free interest rate of 6%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 59.4% for 1997 and 85.5% for 1996 and 1995; and a weighted-average expected life of the options of 3.0 years for 1997, 1996 and 1995.

	The Black-Sholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.
(continued)                          F-20



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(NOTE H) - Stock Based Compensation Plans:(continued)

Because the Company's employees stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

	For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.
The Company's pro forma information follows:

						1997           1996		    1995

Income from continuing
 operations:As Reported  $ 2,038,000     $  3,311,000 	  $ 2,491,000
Pro Forma                  1,971,000        2,830,000      2,325,000
Basic EPS:  As Reported          .34              .56            .42
Pro Forma                        .32              .46            .38
Diluted EPS:As Reported          .30              .53            .42
Pro Forma                        .29              .42            .35




						 1997	      1996          1995

Net income (loss):
As Reported              $ 2,038,000      $(5,489,000)   $(22,253,000)
Pro Forma                  1,971,000       (5,970,000)    (22,419,000)
Basic EPS: As Reported           .34             (.92)          (3.78)
Pro Forma                        .32             (.96)          (3.81)
Diluted EPS:As Reported          .30             (.89)          (3.75)
Pro Forma                        .29             (.89)          (3.81)




	As required by Statement 123, the fair value method of accounting has not been applied to options granted prior to January 1, 1995. As a result, the pro forma compensation cost may not be representative of that to be expected in future years.

 (continued)

F-21



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(NOTE H) - Stock Based Compensation Plans:(continued)


	The following table summarizes activity in stock options:

                     1997                  .

                     1996                  .

                     1995                 .



 Shares under
Weighted -Average
Shares under
  Weighted -Average
Shares under
  Weighted -Average


Option
Exercise Price
Option
Exercise Price
Option
Exercise Price


Outstanding at the







  beginning of year.............
        1,282,000
          $.92
             964,000
          $1.25
            965,000
          $3.13

   Granted...........................
           179,000
          2.44
             333,000
           0.92
         1,017,000
            1.25

   Canceled.........................
(180,000)
          1.21
( 15,000)
           0.92
(1,018,000)
            2.70

   Exercised.........................
   (22,000)
          1.01
          -    .

         -  .


Outstanding at the







  end of year.......................
        1,259,000
          1.34
          1,282,000
           0.92
           964,000
            1.25

Exercisable at end of year.
        1,080,000

             964,000

             -


Weighted average fair







  value of options granted..

          1.09

           0.54

            0.54

	The weighted average remaining contractual life of the options outstanding is 3 years.

	At December 31, 1997, 240,000 shares of common stock were reserved for future issuance of stock options.

	In consideration of an executive officer's entry into an employment agreement during the year ended December 31, 1996, the Company sold to the officer 300,000 shares of its common stock at par value $.10 per share. The stock is subject to repurchase by the Company, at the same price, in the event of resignation or discharge for cause, of the officer. The difference between the fair value of the shares and its issue price will be charged to operations over a three year period.

(NOTE I) - Employee Benefit Plans:

	A profit-sharing and incentive-savings plan provides benefits to certain employees who meet specified minimum service and age requirements. The plan provides for contributions by the Company equal to one-half of employee contributions (but not more than 2% of eligible compensation), and the Company may make additional contributions out of current or accumulated net earnings at the sole discretion of the Company's Board of Directors.
(continued)

F-22



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE I) - Employee Benefit Plans:

	The Company contributed $178,000, $117,000 and $185,000 (including $24,000 applicable to discontinued operations) to the plans for the years ended December 31, 1997, 1996 and 1995, respectively.

(NOTE J) - Income Taxes:

	The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

	Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

	For the year ended December 31, 1997 and 1996, the Company recorded no income tax provision. The Company has an alternative minimum tax credit of $564,000 with no limitation on the carryforward period, a net operating loss carryforward of $20,948,000 which expires in 2011 and a capital loss carryforward of $2,005,000 which expires in 1999. In addition, a subsidiary whose operations were disposed of in 1991 has various income tax benefits which are available to offset future taxable income of the parent only. These benefits consist of a net operating loss carryforward of approximately $5,900,000 and certain tax credits which amount to approximately $ 541,000 which are available through 1999.

	The tax benefit for the year ended December 31, 1995 is as follows:


Current:
	Foreign and state....               $(153,000)
                                         _________

                                         $(153,000)





(continued)

F-23



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE  J) - INCOME TAXES:  (continued)

	A reconciliation of the Federal statutory tax rate with the effective tax rate is as follows:


								   December 31,
							1997           1996		    1995

Federal statutory tax rate...     34.0%        (34.0%)         (34.0%)

Increase (reduction) in taxes
    resulting from:
    Foreign and state income
     tax, net of federal
     income tax benefit......	     7.0                           3.3
    Nondeductible items......  	                              1.3

Non taxable life insurance
    proceeds.................                          	    (6.7)

Net operating and capital
    loss carryforwards and
    carrybacks...............    (41.0)         34.0            35.0

Other			     	                                    .5

						      0%            0%             (.6%)













(continued)


F-24



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE  J) - INCOME TAXES:  (continued)

	Deferred tax assets and liabilities are as follows:

                                           December 31,
							  1997		      1996
Deferred tax asset:
    Alternative minimum
     tax credit carryforward.. 	$  564,000        $  564,000
    Net operating loss and
     capital loss
     carryforwards (including
     pre-acquisition net
     operating loss
     carryforwards)...........   	 9,810,000         8,931,000
    Various temporary
     differences..............        745,000           912,000
     Total deferred tax assets	11,119,000        10,407,000
Valuation allowance...........    (10,977,000)      (10,249,000)

Net deferred tax assets.......	 1,402,000           158,000
Deferred tax liability:
    Various temporary
     differences..............       (142,000)         (158,000)

Net deferred tax assets.......    $      -         $       -    .

	As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to offset net deferred tax assets.

(NOTE K) - Major Customer and Concentrations of Credit Risk:

	Sales to significant customers accounted for approximately 50% (33% and 17%), 72% (28%, 15%, 17% and 12%)and 79% (54%, 12% and 13%) of
the Company's net sales from continuing operations for the years ended December 31, 1997, 1996 and 1995, respectively. Sales for the Company in 1995 consist only of its Electronics Segment.

	Major customers of the Electronics Segment accounted for approximately 84% (38%, 29% and 17%) and 85% (43%, 25% and 17%) of the
segment's sales for the years ended December 31, 1997 and 1996, respectively. Major customers of the




(continued)
F-25


ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE K) - Major Customer and Concentrations of Credit Risk:
(continued)

Power Units Segment accounted for approximately 44% (27% and 17%) and 45% (29% and 16%) of the segment's sales for the years ended December 31, 1997 and 1996, respectively.

	Certain major customers of the Company sell the Company's products to the United States Government. Accordingly, a substantial portion of the net sales is subject to audit by agencies of the United States government. In the opinion of management, adjustments to such net sales, if any, will not have a material effect on the Company's financial position.

	Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. At times, cash at financial institutions may be in excess of FDIC insurance limits.

(NOTE L) - Leasing Arrangements:

	Operating leases are for a sales office and certain equipment and vehicles for continuing operations and office, showroom, warehouse and manufacturing facilities for discontinued operations, and are subject to annual increases based on changes in the Consumer Price Index and increases in real estate taxes and certain operating expenses.

	Future minimum lease payments as of December 31, 1997 under operating lease agreements that have initial or remaining noncancellable lease terms in excess of one year are as follows:

	Year Ending		 Continuing  	   Discontinued
	December 31,		 Operations	    Operations		  Total

		1998 . . . . .     58,000          988,000         1,046,000
		1999 . . . . .     32,000          697,000           729,000
		2000 . . . . .     14,000          246,000           260,000
		2001 . . . . .      3,000                              3,000

    Total minimum
     lease payments       $ 107,000      $ 1,931,000       $ 2,038,000

	Rent expense for operating leases was approximately $13,000 and $41,000 for the years ended December 31, 1997 and 1996, respectively. Leasing arrangements for discontinued operations do not include amounts owed to the Company under certain sublease agreements aggregating approximately $1,013,000. The Company is currently contesting the validity of its guarantee on the leases for its discontinued Canadian apparel operations.
(continued)
F-26



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (NOTE M) - Commitments and Contingencies:

	[1]	The Company has employment agreements with its three
executive officers which may be terminated by the Company on not less than three years prior notice and with two other principal officers, for aggregate annual compensation of $1,138,000. In the event of a change in control of the Company, the executive officers have the right to elect a lump sum payment representing future compensation due them over the remaining years of their contracts. In addition, the five officers are entitled to bonuses based on a percentage of earnings before taxes, as defined. Total bonus compensation expense was approximately $202,000 and $281,000 in 1997 and 1996, respectively. No bonus was earned or paid in 1995.

	[2]	On September 23, 1993, a class action was commenced by an
alleged shareholder of USA Classic (formerly a subsidiary of the Company), against USA Classic and certain of its directors in the United States District Court for the Southern District of New York.
The action was commenced on behalf of shareholders, other than the defendants, who acquired their shares from November 20, 1992, the date of the initial offering, through September 22, 1993, and alleges violations of the Securities Act of 1933 in connection with the offering as well as violations of Section 10b of the Securities Act of 1934. The plaintiffs are seeking compensatory damages as well as fees and expenses.

		On February 1, 1994, a Consolidated Amended Complaint was filed in the class action. The amended Complaint adds the Company as a defendant and alleges that the Company is a "controlling person" of USA Classic and an "aider and abetter" of the alleged violations of the securities laws. The Amended Complaint was answered on March 21, 1994. The class action has been stayed against USA Classic as a result of its filing for protection for relief under Chapter 11 of the bankruptcy code.

		On October 4, 1994, a Second Amended and Consolidated Complaint was filed in the class action. The Second Amended and Consolidated Complaint restated the allegations against the Company and added Paine Webber Incorporated and Ladenburg Thalmann & Co. Inc., the lead underwriters in the Offering, as additional defendants. On November 15, 1994, the Company and such underwriters moved to dismiss certain of the allegations in the Second Amended and Consolidated Complaint. On June 16, 1995, the motion for dismissal was denied in its entirety. On March 8, 1995, the plaintiff's representatives filed a motion for class certification. Since that date, the parties have been conducting depositions and reviewing documents relevant to issues of class certification. The defendant's response to the class certification motion has
(continued)
F-27



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE M) - Commitments and Contingencies: (continued)

been adjourned without a future date pending completion of discovery into that issue. On or about February 6, 1996, the Underwriters moved the court to stay all substantive discovery until the court rules upon the class certification motion. The Company joined in said motion. On March 7, 1996, the court denied the motion to stay substantive discovery. Depositions and documentary discovery are continuing. It is estimated that discovery in this matter will continue throughout 1998. The Company is unable to estimate a range of loss at the present time and consequently, cannot determine the impact of the action on the financial condition, income or cash flows of the Company. The Company currently has available, through its own coverage and through USA Classic's coverage, approximately $7 million of directors' and officers' liability insurance coverage in connection with this matter. Legal fees of approximately $1,200,000 incurred to date, have been charged to expense. While the Company plans to continue to vigorously defend this action, in September 1997, all parties began participating in supervised settlement negotiations. These negotiations are still ongoing.

	On March 17, 1998, PaineWebber Incorporated asserted, in New York Supreme Court, a claim against the Company for indemnification pursuant to its underwriting arrangements with the Company and USA Classic. The Company believes this claim to be without merit and intends to vigorously defend this action.

	[3]	The Company, in the ordinary  course of business, is the
subject of or a party to various lawsuits, the outcome of which, in the opinion of management, will not have a material adverse effect on the consolidated financial position, income or cash flows of the Company.

(NOTE N) - Business Segments:

		The Company operates through two business segments. Its Electronics Segment, through the Orbit Instrument Division, is engaged in the design, manufacture and sale of customized electronic components and subsystems. Its Power Units Segment, through the Behlman Electronics, Inc. subsidiary, is engaged in the design, manufacture and sale of distortion free commercial power units, power conversion devices and electronic devices for measurement and display.

		The Company's reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes.
(continued)

F-28



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE N) - Business Segments: (continued)

		The following is business segment information as of and for the years ended December 31, 1997, 1996 and 1995.

								      December 31,
					    1997  		1996            1995
Net sales:
   Electronics			$10,045,000	   $10,092,000	   $11,763,000
   Power Units (1)         7,581,000	     6,879,000                .

        Total		     $17,626,000	   $16,971,000	   $11,763,000

Income from continuing
  operations:
   Electronics		    $ 2,457,000	   $ 2,581,000    $ 1,894,000
   Power Units		        634,000		  659,000
General corporate
  expenses not allocated	(1,083,000)	    (1,131,000)    (1,934,000)
Interest expense		(  253,000)  	    (  118,000)    (  236,000)
Investment and other
  income 		 	        283,000	     1,320,000      2,614,000

Income from continuing
  operations before
  income taxes          $ 2,038,000	   $ 3,311,000	   $ 2,338,000


Assets:
  Electronics		    $ 8,033,000	   $ 8,057,000	   $ 7,433,000
  Power Units		      3,967,000          4,285,000
  General corporate
   assets not allocated	 5,634,000	     6,877,000	    19,594,000
  Assets held for sale      265,000   	       712,000	    11,001,000

        Total assets    $17,899,000	   $19,931,000    $38,028,000

(1) The Power Units segment was acquired on February 6, 1996.






(continued)

F-29



ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
			    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(NOTE O) - Income (Loss) Per Common Share:

		The following table sets forth the computation of basic and diluted income (loss) per common share:

                                            December 31,
                               1997             1996         1995
Denominator:
 Denominator for basic
  income (loss) per share -
  weighted-average common
  shares                       6,070,000	   5,961,000	    5,886,000

Effect of dilutive securities:
 Employee and directors
  stock options			  558,000		 89,000          54,000
 Warrants	      			  157,000	      58,000		     -
 Unearned stock award            81,000	      77,000			-    .

Dilutive potential common
  shares					  796,000		224,000	       54,000

Denominator for diluted
 income (loss) per share -
 weighted-average common
 shares and assumed
 conversion 			     6,886,000	   6,185,000	    5,940,000

		The numerator for basic and diluted income (loss) per share for the years ended December 31, 1997, 1996 and 1995 is the income from continuing operations and net income (loss) for all such years.

(NOTE P) - Death Of Principal Officer:

		On February 24, 1995, the Company's principal officer died. Pursuant to his employment contract, the Company owed approximately $800,000 to the principal officer's estate. During 1995, the Company received insurance proceeds aggregating $1,500,000 on keyman policies on the life of the principal officer (see Note G).




F-30









ORBIT INTERNATIONAL CORP.
VALUATION  AND  QUALIFYING ACCOUNTS













Column  A
Column B
Column C

Column D
Column E



Additions






                (1)
              (2)











Balance at
Charged to
Charged to

Balance at


Beginning
Cost
Other accounts -
Deductions -
end of


of Period
and Expense
describe
describe
period


Year ended December 31, 1997:
  Reserve for estimated doubtful
  accounts and allowance...............
 Valuation allowance on deferred
  tax asset.......................................


Year ended December 31, 1996:



            $150,000

       $10,249,000



            $53,000





        $728,000 (b)





            $203,000

        $10,977,000

  Reserve for estimated doubtful






  accounts and allowance...............
            $150,000 (c)



     $150,000

 Valuation allowance on deferred






  tax asset........................................
       $14,220,000

$(3,971,000) (a)

 $10,249,000















Year ended December 31, 1995:






  Reserve for estimated doubtful






  accounts and allowance...............
            $150,000 (c)



    $150 ,000

 Valuation allowance on deferred






  tax asset........................................
         $6,380,000
      $7,840,000


$14,220,000


















































    TOTAL




















(a) Reduction in allowances






(b) Increase to reserve






(c) Restated to exclude all activity






       related to discontinued operations





























S-1